Exhibit 1.2

SHAREHOLDERS AGREEMENT

BY AND BETWEEN

CAVIUM NETWORKS, INC.

AND

CELESTIAL SEMICONDUCTOR, LTD.

Dated as of March 4, 2011

SHAREHOLDERS AGREEMENT

This SHAREHOLDERS AGREEMENT (this “Agreement”) is made as of March 4, 2011, by and between CAVIUM NETWORKS, INC. (“Acquiror” or the “Company”), and CELESTIAL SEMICONDUCTOR, LTD. (“Target”), who is receiving shares of common stock (“Common Stock”) of Acquiror pursuant to the Purchase Agreement, as defined below ( the “Shareholder” and, collectively with any shareholders of the Target listed on Schedule A hereto that become a party to this Agreement in accordance with Section 2.1(c), the “Shareholders”).

WHEREAS, Acquiror and Target have entered into the Asset Purchase Agreement dated as of January 31, 2011, 2011 by and among Acquiror, Cavium Networks Singapore Pte. Ltd., and Celestial Semiconductor, Ltd. (as amended, the “Purchase Agreement”), pursuant to which, upon the terms and subject to the conditions set forth therein, Acquiror has agreed to purchase substantially all of the assets of Target for the aggregate consideration set forth therein, which consideration includes shares of Common Stock of Acquiror (the “Shares”);

WHEREAS, pursuant to the Purchase Agreement, the Target shall receive Shares as of the Closing (as defined in the Purchase Agreement);

WHEREAS, pursuant to the Purchase Agreement, execution of this Agreement is a condition to the obligations of the parties to consummate the transactions contemplated by the Purchase Agreement; and

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties mutually agree as follows:

ARTICLE I

DEFINITIONS

Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

“Additional Shares” means any additional shares of Common Stock of the Company issued to the Shareholders pursuant to a stock split, stock dividend or other distribution with respect to, or in exchange or in replacement of, the Shares.

“Adverse Disclosure” means public disclosure of material non-public information which, in the Board’s good faith judgment (i) would be required to be made in any report or Registration Statement filed with the SEC by the Company so that such report or Registration Statement would not be materially misleading; (ii) would not be required to be made at such time but for the filing, effectiveness or continued use of such report or Registration Statement; and (iii) the Company has a bona fide business purpose for not disclosing publicly (other than avoidance of its obligations hereunder), such as (but not limited to) a potential material acquisition, divestiture of assets or other material corporate transaction and the disclosure of such information would reasonable be expected to have a materially adverse effect on the Company.

“Affiliate” means, with respect to any Person, any other Person that controls, is controlled by, or is under common control with such Person. The term “control”, as used with respect to any Person, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Business Day” means any day, other than a Saturday, Sunday or one on which banks are authorized by law to be closed in San Francisco, California.

“Closing” shall have the meaning assigned to such term in the Purchase Agreement.

“Effective Date” means the date that the Shelf Registration Statement has been declared effective by the SEC.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“Filing Deadline” means the date no later than 30 days after the Closing.

“Holder” (collectively, “Holders”) means any Shareholder and any transferee permitted under Section 2.1 of Registrable Securities, in each case, to the extent holding Registrable Securities.

“Person” means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, limited liability company or any other entity of whatever nature, and shall include any successor (by merger or otherwise) of such entity.

“Prospectus” means the prospectus included in any Shelf Registration Statement, all amendments and supplements to such prospectus, including post-effective amendments, and all other material incorporated by reference in such prospectus.

“register,” “registered” and “registration” refer to a registration effected by filing with the SEC a Registration Statement in compliance with the Securities Act, and the declaration or ordering by the SEC of the effectiveness of such Registration Statement.

“Registrable Securities” means (i) Shares held by the Shareholders and (ii) any Additional Shares; provided, however, that Shares or Additional Shares shall cease to be treated as Registrable Securities if (a) a registration statement covering such securities has been declared effective by the SEC and such security has been disposed of pursuant to such effective registration statement, (b) the date on which such security is sold pursuant to Rule 144, (c) the date on which such security ceases to be outstanding or (d) the date on which the Holder thereof, together with its Affiliates, is able to dispose of all of its Registrable Securities in any 90 day period pursuant to Rule 144 (or any similar or analogous rule promulgated under the Securities Act) without the requirement to be in compliance with Rule 144(c)(1) (or any successor rule).

“Rule 144” means Rule 144 under the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“SEC” means the Securities and Exchange Commission.

“Shelf Registration Statement” means a registration statement or registration statements of the Company filed under the 1933 Act covering the Registrable Securities. References to the Shelf Registration Statement shall include any Prospectus.

“Transfer means, directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of (by merger, testamentary disposition, operation of law or otherwise), either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of (by merger, testamentary disposition, operation of law or otherwise), any Shares.

ARTICLE II

TRANSFER RESTRICTIONS

General Transfer Restrictions. The right of the Shareholders to transfer any Shares held by it is subject to the restrictions set forth in this Article II.

(a) Each Shareholder acknowledges that the Shares have not been registered under the Securities Act and may not be Transferred except pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from registration under the Securities Act. Each Shareholder covenants that the Shares will only be disposed of pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act, and in compliance with any applicable state and foreign securities laws. In connection with any Transfer of the Shares other than pursuant to an effective registration statement, to the Company or pursuant to Rule 144 or 144A (or any similar provision then in force), the Company may require the Shareholder to provide to the Company an opinion of counsel selected by the Shareholder and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such Transfer does not require registration under the Securities Act. Notwithstanding the foregoing, the Company hereby consents to and agrees to register on the books of the Company and with its transfer agent, without any legal opinion, except to the extent that the transfer agent requests such legal opinion, any Transfer of Restricted Shares by a Shareholder to an Affiliate of such Shareholder (other than any transfer by the Target to an Additional Shareholder) or to any general or limited partner of such Shareholder.

(b) Each Shareholder agrees to the imprinting, so long as is required by this Section 2.1, of the following legend on any certificate evidencing any of the Restricted Shares:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE ACT AND THE RULES AND REGULATIONS THEREUNDER AND APPLICABLE STATE SECURITIES LAWS.

Certificates evidencing the Shares shall not be required to contain such legend or any other legend (i) following any sale of such Shares pursuant to an effective registration statement (including the Shelf Registration Statement) covering the resale of the Restricted Shares, (ii) following any sale of such Shares pursuant to Rule 144 or Rule 144A (or any similar provision then in force) or if the Shares are transferrable by a person who is not an Affiliate of the applicable Shareholder pursuant to Rule 144 or Rule 144A (or any similar provision then in force) without any volume or manner of sale restrictions thereunder, in each case if the holder provides the Company with a legal opinion reasonably acceptable to the Company to the effect that the Shares were sold under Rule 144 or Rule 144A or (iii) if the holder provides the Company with a legal opinion reasonably acceptable to the Company to the effect that the legend is not required under applicable requirements of the Securities Act (including controlling judicial interpretations and pronouncements issued by the staff of the SEC). Whenever such restrictions shall cease and terminate as to any Shares, the holder of such securities shall be entitled to receive from the Company upon a written request in writing, without expense, new securities of like tenor not bearing the legend set forth herein.

(c) Notwithstanding anything to the contrary, Target covenants and agrees that it shall not transfer (by way of dividend, transfer, assignment, liquidating disposition or otherwise) any Shares received by the Target to any Person other than the shareholders of the Target listed on Schedule A (the “Additional Shareholders”) in connection with and conditional upon such shareholders executing and becoming a party to this Agreement by execution by such shareholder of a counterpart signature page hereto. Such Additional Shareholders shall furnish to the Company a duly completed Selling Securityholder Questionnaire substantially in the form of Exhibit B hereto no later than two (2) business days following the date any Shares are transferred to such Additional Shareholder. As of and following the transfer of Shares to such Additional Shareholders in accordance with the terms of this Agreement and the Purchase Agreement, any Shares held by such Additional Shareholders shall be deemed “Shares” for all purposes under this Agreement and any Additional Shareholders shall be deemed to be “Shareholders” for all purposes under this Agreement.

ARTICLE III

REGISTRATION RIGHTS

The Company hereby grants to each of the Holders the registration rights set forth in this Article III, with respect to the Registrable Securities owned by such Holders:

Section 3.1. Shelf Registration

(a) The Company shall file under the Securities Act as soon as reasonably practicable, but no later than the Filing Deadline, a Shelf Registration Statement providing for the registration of, and the sale on a continuous or delayed basis by the holders of, all, but not less than all, of the Registrable Securities, pursuant to Rule 415 or any similar rule that may be adopted by the SEC (such filing, the “Shelf Registration”). The Company agrees to use commercially reasonable best efforts to cause the Shelf Registration Statement to become or be declared effective by the SEC as soon as reasonably practicable. The Company agrees to use commercially reasonable best efforts to keep such Shelf Registration Statement effective until the earlier of (i) the date on which each Holder is able to dispose of all of its Registrable Securities in any 90 day period pursuant to Rule 144 (or any similar or analogous rule promulgated under the Securities Act) and without the requirement to be in compliance with Rule 144(c)(1) (or any successor rule) and (ii) the date on which there are no Registrable Securities. By 9:30 a.m. New York time on the second Business Day following the Effective Date of the Shelf Registration Statement or the post effective amendment, as applicable, the Company shall file with the SEC in accordance with Rule 424 under the Securities Act the final Prospectus to be used in connection with sales pursuant to such Shelf Registration Statement. In no event shall the Company be required to file, and maintain effectiveness of more than one Shelf Registration Statement at any one time.

(b) Suspension of Filing or Registration. If the Company shall furnish to the Holders a certificate signed by the Chief Executive Officer or equivalent senior executive of the Company, stating that the filing, effectiveness or continued use of the Shelf Registration Statement would require the Company to make an Adverse Disclosure, then the Company shall have a period of not more than 30 days (or such longer period as the Holders holding a majority of the Registrable Securities shall consent to in writing) within which to delay the filing or effectiveness of such Shelf

Registration Statement or, in the case of a Shelf Registration Statement that has been declared effective, to suspend the use by Holders of such Shelf Registration Statement (in each case, a “Shelf Suspension”); provided, however, that, unless consented to in writing by Holders holding a majority of the Registrable Securities, the Company shall not be permitted to exercise a Shelf Suspension more than twice during any 12-month period and there must be at least 60 days between each permitted Shelf Suspension. In the case of a Shelf Suspension that occurs after the effectiveness of the Shelf Registration Statement, the Holders agree to suspend use of the applicable Prospectus in connection with any sale or purchase of, or offer to sell or purchase, Registrable Securities, upon receipt of the notice referred to above. The Company shall immediately notify the Holders upon the termination of any Shelf Suspension, and (i) in the case the Shelf Registration Statement has not been declared effective, shall promptly thereafter file the Shelf Registration Statement and use its commercially reasonable best efforts to have such Shelf Registration Statement declared effective under the Securities Act and (ii) in the case Shelf Registration Statement has become effective, shall amend or supplement the Prospectus, if necessary, so it does not contain any untrue statement or omission prior to the expiration of the Shelf Suspension and furnish to the Holders such numbers of copies of the Prospectus as so amended or supplemented as the Holders may reasonably request. The Company agrees, if necessary, to supplement or make amendments to the Shelf Registration Statement, if required by the registration form used by the Company for the Shelf Registration or by the instructions applicable to such registration form or by the Securities Act or the rules or regulations promulgated thereunder or as may reasonably be requested by the Holders of a majority of the Registrable Securities then outstanding.

(c) The Company shall use commercially reasonable best efforts to take all actions reasonably necessary to ensure that the transactions contemplated herein are effected as so contemplated in Section 3.1(a) hereof, and to submit to the SEC, within two Business Days after the Company learns that no review of the Shelf Registration Statement will be made by the staff of the SEC or that the staff has no further comments on the Shelf Registration Statement, as the case may be, a request for acceleration of effectiveness (or post effective amendment, if applicable) of the Shelf Registration Statement to a time and date not later than 48 hours after the submission of such request.

(d) Any reference herein to a registration statement or prospectus as of any time shall be deemed to include any document incorporated, or deemed to be incorporated, therein by reference as of such time and any reference herein to any post-effective amendment to a registration statement as of any time shall be deemed to include any document incorporated, or deemed to be incorporated, therein by reference as of such time. Any reference to a prospectus as of any time shall include any supplement thereto, preliminary prospectus, or any free writing prospectus in respect thereof.

(e) In connection with the filing of the Shelf Registration Statement, the Company shall:

(i) prepare and file with the SEC within the time periods specified in Section 3.1(a), a Shelf Registration Statement on any form which may be utilized by the Company and which shall register all of the Registrable Securities for resale by the Holders thereof in accordance with (except if otherwise required pursuant to written comments received from the SEC upon a review of such Shelf Registration Statement) the “Plan of Distribution” section attached hereto as Exhibit A and use reasonable best efforts to cause such Shelf Registration Statement to become effective as soon as reasonably practicable;

(ii) as soon as reasonably practicable prepare and file with the SEC such amendments and supplements to such Shelf Registration Statement (including without limitation, any required post effective amendments) and the prospectus included therein as may be necessary to effect and maintain the effectiveness of such Shelf Registration Statement for the period specified in Section 3.1(a) hereof and as may be required by the applicable rules and regulations of the SEC and the instructions applicable to the form of such Shelf Registration Statement;

(iii) include in the Shelf Registration Statement the “Selling Securityholders” and “Plan of Distribution” sections in substantially the form attached hereto as Exhibit A.

(iv) comply with the provisions of the Securities Act with respect to the disposition of all of the Registrable Securities covered by such Shelf Registration Statement in accordance with the methods of disposition as described in Exhibit A by the Holders provided for in such Shelf Registration Statement;

(v) provide the Holders and, if any, single legal counsel designated by the Holders of a majority of the Registrable Securities then outstanding (“Legal Counsel”) a reasonable opportunity to participate in the preparation of such Shelf Registration Statement, each prospectus included therein or filed with the SEC and each amendment or supplement thereto (but not including any documents incorporated by reference), in each case subject to customary confidentiality restrictions, and give reasonable consideration to any comments Legal Counsel provides with respect to any Shelf Registration Statement or amendment or supplement thereto. The Company shall furnish to Legal Counsel copies of any correspondence from the SEC or the staff of the SEC to the Company or its representatives relating to any Shelf Registration Statement;

(vi) keep the Shelf Registration Statement current and continuously effective pursuant to Rule 415 at all times until the date set forth in Section 3.1(a). The Shelf Registration Statement shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading;

(vii) promptly notify the Holders (A) when the Shelf Registration Statement or the Prospectus included therein or any prospectus amendment or supplement or post-effective amendment has been filed, and, with respect to such Shelf Registration Statement or any post-effective amendment, when the same has become effective, (B) of any comments by the SEC with respect thereto or any request by the SEC for amendments or supplements to such Shelf Registration Statement or prospectus or for additional information (the Company shall respond to such comments and requests from the SEC as promptly as reasonably possible), (C) of the issuance by the SEC of any stop order suspending the effectiveness of such Shelf Registration Statement or the initiation or threatening of any proceedings for that purpose, (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose (in the cases of (C) and (D), the Company shall obtain the withdrawal of such stop order or suspension at the earliest practicable time) or (E) if at any time when a prospectus is required to be delivered under the Securities Act, that such Shelf Registration Statement, prospectus, prospectus amendment or supplement or post-effective amendment does not conform in all material respects to the applicable requirements of the Securities Act and the rules and regulations of the SEC thereunder or contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing (the Company shall use its commercially reasonable efforts to promptly prepare a supplement or amendment to the Shelf

Registration Statement to conform to such requirements or to correct such untrue statement or omission, and deliver such number of copies of such supplement or amendment to the selling Holders as the selling Holders may reasonably request); and

(viii) in the event that Form S-3 is not available for the registration of the resale of Registrable Securities hereunder, the Company shall (i) register the resale of the Registrable Securities on another appropriate form reasonably acceptable to the Holders, including a Form S-1 and (ii) undertake to register the Registrable Securities on Form S-3 as soon as such form is available.

(f) In connection with the Shelf Registration Statement, each Holder agrees to furnish to the Company a duly completed Selling Securityholder Questionnaire substantially in the form of Exhibit B hereto no later than March 15, 2011 and any Additional Shareholders shall furnish a duly completed Selling Securityholder Questionnaire in accordance with Section 2.1(c). Each Holder further agrees that it shall not be entitled to be named as a selling securityholder in the Shelf Registration Statement or use the prospectus for offers and resales of Registrable Securities at any time, unless such Holder has returned to the Company a completed and signed Selling Securityholder Questionnaire. Each Holder acknowledges and agrees that the information in the Selling Securityholder Questionnaire will be used by the Company in the preparation of the Shelf Registration Statement and hereby consents to the inclusion of such information in the Shelf Registration Statement. Each Holder agrees to notify the Company as promptly as practicable of any inaccuracy or change in information previously furnished by such Holder to the Company contained in a Selling Securityholder Questionnaire or of the occurrence of any event in either case that could cause the prospectus to contain an untrue statement of a material fact regarding such Holder or its intended method of disposition of such Registrable Securities or omits to state any material fact regarding such Holder or its intended method of disposition of such Registrable Securities required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and promptly to furnish to the Company any additional information required to correct and update any previously furnished information or required so that such prospectus shall not contain, with respect to each Holder or the disposition of such Registrable Securities, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. If any Holder fails to provide to the Company any information required to be provided pursuant to this Section 3 after such Holder became aware of the inaccuracy, omission or required change, the Company may suspend the use of the Shelf Registration Statement and the prospectus contained therein until such time as such Holder provides the required information to the Company.

Expenses of Registration. All expenses incurred in connection with all registrations effected pursuant to Section 3.1, including all registration, SEC, stock exchange, filing and qualification fees (including state securities law fees and expenses), printing expenses, messenger and delivery expenses, escrow fees, accounting fees, fees and disbursements of counsel for and independent public accountants of the Company, and fees and expenses of all Persons retained by the Company shall be paid by the Company; provided, however, that the Company shall not be required to pay stock transfer taxes or underwriters’ discounts or selling commissions relating to sales of Registrable Securities.

Obligations of the Company. Whenever required under this Article III to effect the registration of any Registrable Securities, the Company shall (in addition to the requirements set forth in Section 3.1(e) with respect to the Shelf Registration Statement), as expeditiously as reasonably possible:

(g) use its reasonable efforts to prevent the issuance of any stop order suspending the effectiveness of the Shelf Registration Statement or of any order preventing or suspending the use of any preliminary or final prospectus and, if any such order is issued, to obtain the withdrawal of any such order as soon as practicable;

(h) use its reasonable efforts to register or qualify, and cooperate with the Holders of Registrable Securities covered by the Shelf Registration Statement and their respective counsel, in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or “blue sky” laws of each state and other jurisdiction of the United States as any such Holder or their respective counsel reasonably request in writing, and do any and all other things reasonably necessary or advisable to keep such registration or qualification in effect for such period as required by Section 3.1(a), as applicable; provided that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or take any action which would subject it to taxation or general service of process in any such jurisdiction where it is not then so subject;

(i) notify the Holders of any pending proceeding against the Company under Section 8A of the Securities Act in connection with the offering of the Registrable Securities.

(j) comply with all requirements of NASDAQ with regard to the issuance of the Shares and use its reasonable efforts to list the Registrable Securities covered by the Shelf Registration Statement with NASDAQ or any securities exchange on which the Common Stock is then listed;

(k) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the Shelf Registration Statement from and after a date not later than the effective date of the Shelf Registration Statement;

Section 3.2. Indemnification.

(a) The Company will, and does hereby undertake to, indemnify and hold harmless each Holder of Registrable Securities, each of such Holder’s officers, directors, employees, partners and agents, each Person controlling such Holder, and the officers, directors, employees, partners and agents of each Person controlling such Holder, against all claims, losses, damages and liabilities (or actions in respect thereto) to which they may become subject under the Securities Act, the Exchange Act, or other federal or state law arising out of or based on (A) any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other similar document (including any related Shelf Registration Statement, notification, or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, (B) any violation by the Company of any federal, state or common law rule or regulation applicable to the Company in connection with any such registration, qualification or compliance, or (C) any failure to register or qualify Registrable Securities in any state where the Company or its agents have affirmatively undertaken or agreed that the Company will undertake such registration or qualification on behalf of the Holders of such Registrable Securities including pursuant to Section 3.3(a) (provided that in such instance the Company shall not be so liable if it has undertaken its reasonable efforts to so register or qualify such Registrable Securities) and will reimburse, as incurred, each such Holder and each such director, officer, partner, agent and controlling person, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided that the

Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission made in reliance and in conformity with written information furnished to the Company any Holder for use therein (including, without limitation, information included on any Holder’s Selling Securityholder Questionnaire).

(b) Each Holder will, and if Registrable Securities held by or issuable to such Holder are included in such registration, qualification or compliance pursuant to this Article III, does hereby undertake to indemnify and hold harmless the Company, each of its directors, employees, agents and officers, and each Person controlling the Company and its directors, employees, agents and officers, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such Shelf Registration Statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, and will reimburse, as incurred, the Company, each such other Holder, and each such director, officer, employee, agent, partner and controlling Person of the foregoing, for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) was made in such Shelf Registration Statement, prospectus, offering circular or other document, in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use therein (including, without limitation, information included on such Holder’s Selling Securityholder Questionnaire); provided, however, that the liability of each Holder hereunder shall be limited to the net proceeds received by such Holder from the sale of securities under such Shelf Registration Statement.

(c) Each party entitled to indemnification under this Section 3.4 (the “Indemnified Party”) shall give notice to the party required to provide such indemnification (the “Indemnifying Party”) of any claim as to which indemnification may be sought promptly after such Indemnified Party has actual knowledge thereof, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be subject to approval by the Indemnified Party (whose approval shall not be unreasonably withheld) and the Indemnified Party may participate in such defense at the Indemnifying Party’s expense if (i) representation of such Indemnified Party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding or (ii) the Indemnifying Party shall have failed to promptly assume the defense of such proceeding; and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Article III, except to the extent that such failure to give notice shall materially adversely affect the Indemnifying Party in the defense of any such claim or any such litigation. No Indemnifying Party, in the defense of any such claim or litigation, may, without the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement unless such settlement includes an unconditional release of such Indemnified Party from all liabilities on claims that are the subject matter of such claim or litigation.

(d) In order to provide for just and equitable contribution in case indemnification is unavailable to an Indemnified Party (by reason of legal prohibition or otherwise), the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and such party’s relative intent, knowledge, access to information and opportunity to correct or prevent such actions; provided, however, that, in any case, (i) no Holder will be required to contribute any amount in excess of any amount the public offering price of all securities offered by it pursuant to such Shelf Registration Statement, and (ii) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(e) The indemnity and contribution agreements contained herein are in addition to any liability that the Indemnifying Party may have to the Indemnified Parties and shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Party or any officer, director or controlling Person of such Indemnified Party and shall survive the transfer of the Registrable Securities.

Information by Holder. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Article III.

Transfer of Registration Rights. The rights contained in Section 3.1 hereof to cause the Company to register the Registrable Securities, and the other rights set forth in this Article III, may be assigned or otherwise conveyed by any Shareholder to any transferee of the Registrable Securities if the transfer was permitted under Article II.

Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC that may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

(f) make and keep current public information available, within the meaning of Rule 144 or any similar or analogous rule promulgated under the Securities Act; and

(g) file with the SEC, in a timely manner, all reports and other documents required of the Company under the Securities Act and Exchange Act;

(h) as long as any Holder owns any Registrable Securities, furnish in writing upon such Holder’s written request a written statement by the Company that it has timely filed all reports as contemplated by the reporting requirements of Rule 144 and of the Securities Act and Exchange Act.

ARTICLE IV

ADDITIONAL AGREEMENTS OF THE PARTIES

Further Assurances. From time to time, at the reasonable request of any other party hereto and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further action as may be necessary or appropriate to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

Section 4.1. Shareholders’ Representations. Each of the Target and the Shareholders listed on Exhibit C1 hereby represents and warrants to the Company the representations and warranties set forth in Exhibit C2. Each of the Shareholders listed on Exhibit D1 hereby represents and warrants to the Company the representations and warranties set forth in Exhibit D2.

ARTICLE V

MISCELLANEOUS

Entire Agreement. This Agreement constitutes the entire understanding and agreement between the parties as to the matters covered herein and supersedes and replaces any prior understanding, agreement or statement of intent, in each case, written or oral, of any and every nature with respect thereto.

Specific Performance. The parties hereto agree that the obligations imposed on them in this Agreement are special, unique and of an extraordinary character, and that, in the event of breach or threatened breach by any party, damages would not be an adequate remedy and each of the other parties shall be entitled to specific performance and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity; and the parties hereto further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief.

Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts entered into and performed entirely within such State.

Amendment and Waiver.

(a) This Agreement may be amended or modified, and any provision hereof may be waived, in whole or in part, at any time pursuant to an agreement in writing executed by the Company and Holders holding a majority of the Registrable Securities.

(b) Any failure by any party at any time to enforce any of the provisions of this Agreement shall not be construed a waiver of such provision or any other provisions hereof.

Binding Effect. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the parties’ successors and permitted assigns.

Termination. This Agreement shall terminate on the date when there no longer remaining any Registrable Securities or upon the dissolution of liquidation of the Company.

Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number or email address specified in this Section prior to 6:30 p.m. (Pacific Time) on a business day, (b) the next business day after the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number or email address specified in this Section on a day that is not a business day or later than 6:30 p.m. (Pacific Time) on any business day, (c) the business day following the date of deposit with a nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The addresses, facsimile numbers and email addresses for such notices and communications are those set forth on the signature pages hereof, or such other address or facsimile number as may be designated in writing hereafter, in the same manner, by any such Person.

Severability. If any portion of this Agreement shall be declared void or unenforceable by any court or administrative body of competent jurisdiction, such portion shall be deemed severable from the remainder of this Agreement, which shall continue in all respects valid and enforceable.

Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute a single instrument.

1.1 Venue, Waiver of Jury Trial. THE PARTIES HERETO HEREBY IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN SANTA CLARA COUNTY, CALIFORNIA FOR THE ADJUDICATION OF ANY DISPUTE BROUGHT BY THE ANY OF THE PARTIES HEREUNDER, IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN, AND HEREBY IRREVOCABLY WAIVE, AND AGREE NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING BROUGHT BY ANY PARTY HEREUNDER, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE IRREVOCABLY, ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS ARISING OUT OF OR RELATING TO THIS AGREEMENT AND SUCH PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

[The remainder of this page intentionally left blank]

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement or caused this Agreement to be executed on its behalf as of the date first written above.

COMPANY:

Cavium Networks, Inc.

By:	/S/ ARTHUR CHADWICK

	Print Name:	Arthur Chadwick

	Print Title:	Chief Financial Officer

Address for Notice:

Cavium Networks, Inc.

Attn: Syed Ali

805 East Middlefield Road

Mountain View, CA 94043 USA

Facsimile No.: (650) 625-9751

[SIGNATURE PAGE TO THE SHAREHOLDER AGREEMENT]

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement or caused this Agreement to be executed on its behalf as of the date first written above.

CELESTIAL SEMICONDUCTOR, LTD.

By:	/S/ DAVID BRITT

Name: David Britt
Title: Director

Address: Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands

Telephone No.:
Facsimile:

[SIGNATURE PAGE TO THE SHAREHOLDER AGREEMENT]

List of Omitted Exhibits and Schedules

to that certain

Shareholders Agreement dated as of March 4, 2011

by and between

Cavium Networks, Inc.

And

Celestial Semiconductor, Ltd.

Pursuant to Item 601(b)(2) of Regulation S-K, Cavium Networks, Inc. hereby agrees to furnish supplementally a copy of any omitted schedule or appendix identified below to the Securities and Exchange Commission upon request.

OMITTED EXHIBITS

Exhibit B	Selling Securityholder Notice and Questionnaire
Exhibit C1	Shareholders (Reg. D Exemption)
Exhibit D1	Shareholder (Reg. S Exemption)

OMITTED SCHEDULES

Schedule A	Shareholders

EXHIBIT A

PLAN OF DISTRIBUTION

Capitalized terms used herein and not otherwise defined shall have the meaning attached to such terms in the Agreement to which Exhibit A is attached.

We are registering the shares of common stock issued to the selling Shareholders to permit the resale of these shares of common stock by the holders of the shares of common stock from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling Shareholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

Each selling Shareholder of the common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock covered hereby on The NASDAQ Global Market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or negotiated prices. A selling Shareholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	in transactions through broker-dealers that agree with the selling Shareholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling Shareholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended, or the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling Shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling Shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440-1.

In connection with the sale of the common stock or interests therein, the selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling Shareholders may also sell shares of the common stock short and deliver these securities to close out their short positions or to return borrowed shares in connection with such short sales, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). Notwithstanding the foregoing, the selling Shareholders have been advised that they may not use shares registered on this registration statement to cover short sales of our common stock made prior to the date the registration statement, of which this prospectus forms a part, has been declared effective by the Commission.

The selling Shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Selling Shareholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Each selling Shareholder has informed us that it is not a registered broker-dealer and does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling Shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act, and the selling Shareholders may be entitled to contribution. We may be indemnified by the selling Shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling Shareholders specifically for use in this prospectus, or we may be entitled to contribution.

The selling Shareholders will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder unless an exemption therefrom is available.

The selling Shareholders have advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling Shareholders.

We agreed to use our commercially reasonable best efforts keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the selling Shareholders without registration and without regard to any volume restrictions by reason of under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares of Common Stock covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling Shareholders or any other person. We will make copies of this prospectus available to the selling Shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

There can be no assurance that any selling Shareholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

EXHIBIT C2

REPRESENTATIONS

Capitalized terms used herein and not otherwise defined shall have the meaning attached to such terms in the Agreement to which Exhibit C2 is attached.

The Shareholder understands that the Shares have not been registered under the Securities Act. The Shareholder also understands that the Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon the Shareholder’s representations contained in the Agreement, including this Exhibit C2. The Shareholder hereby represents and warrants as follows:

1.	The Shareholder Bears Economic Risk. The Shareholder has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. The Shareholder must bear the economic risk of this investment indefinitely unless the Shares are registered pursuant to the Securities Act, or an exemption from registration is available. The Shareholder understands that there is no assurance that the Shares would be registered pursuant to the Agreement or that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow the Shareholder to transfer all or any portion of the Shares under the circumstances, in the amounts or at the times the Shareholder might propose.

2.	Acquisition for Own Account. The Shareholder is acquiring the Shares for The Shareholder’s own account for investment only, and not with a view towards their distribution.

3.	The Shareholder Can Protect Its Interest. The Shareholder represents that by reason of its, or of its management’s, business or financial experience, the Shareholder has the capacity to protect its own interests in connection with the transactions contemplated in the Purchase Agreement and the Agreement. Further, the Shareholder is aware of no publication of any advertisement in connection with the transactions contemplated in the Purchase Agreement.

4.	Accredited Investor. The Shareholder represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.

5.	Acquiror Information. The Shareholder has received and read the Financial Statements and public filings of the Acquiror and has had an opportunity to discuss the Acquiror’s business, management and financial affairs with directors, officers and management of the Company and has had the opportunity to review the Company’s operations and facilities. The Shareholder has also had the opportunity to ask questions of and receive answers from, the Company and its management regarding the terms and conditions of this investment.

6.

Rule 144. The Shareholder acknowledges and agrees that the Shares are “restricted securities” as defined in Rule 144 promulgated under the Securities Act as in effect from time to time and must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. The Shareholder has been advised or is aware of the provisions of Rule 144, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Company, the resale occurring following the required holding period under Rule 144 and the number of shares being sold during any three-month period not exceeding specified limitations. The Shareholder understands that (a)

hedging transactions involving Shares may not be conducted unless done in compliance with the Act; (b) Acquiror is under no obligation to file a registration statement with respect to the Shares to be issued to the Shareholder, other than as set forth in the Agreement; and (iii) the issuance of the Shares has not been approved or reviewed by the SEC or by any other Governmental Body.

7.	Residence. If The Shareholder is an individual, then the Shareholder resides in the state or province identified in the address of the Shareholder set forth on the Questionnaire delivered by the Shareholder concurrently with the execution of the Agreement; if the Shareholder is a partnership, corporation, limited liability company or other entity, then the office or offices of the Shareholder in which its investment decision was made is located at the address or addresses of the Shareholder set forth on the Questionnaire delivered by the Shareholder concurrently with the execution of this Agreement.

8.	Foreign Investors. If The Shareholder is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), the Shareholder hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares or any use of the Purchase Agreement, including (a) the legal requirements within its jurisdiction for the purchase of the Shares, (b) any foreign exchange restrictions applicable to such purchase, (c) any government or other consents that may need to be obtained, and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Shares. The Company’s offer and sale and the Shareholder’s subscription and payment for and continued beneficial ownership of the Shares will not violate any applicable securities or other laws of the Shareholder’s jurisdiction.

9.	Transfer Restrictions. Each Shareholder acknowledges and agrees that the Shares are subject to restrictions on transfer as set forth in the Agreement.

10.	Ownership. Immediately following the consummation of the transactions contemplated by the Purchase Agreement: (a) the number of Shares set forth next to the Shareholder’s name on Schedule A to the Agreement are the only outstanding shares of the capital stock of the Company beneficially owned by the Shareholder; (b) the Shareholder will have the sole power to vote all of the Shares at any meeting of the stockholders of the Company and the sole power to act by written consent with respect to the Shares in lieu of any such meeting; (c) the Shareholder has not appointed or granted any proxy or entered into any agreement, contract, commitment or understanding with respect to any of the Shares.

11.	Due Authority; Binding Agreement. The Shareholder has the absolute and unrestricted right, power, authority and capacity to enter into, execute, deliver and perform all of his obligations under the Agreement and under each other agreement, document or instrument referred to in or contemplated by the Purchase Agreement to which the Shareholder is or is to become a party or by which the Shareholder is otherwise bound, including the Escrow Agreement (each such other agreement, document or instrument being referred to herein as an “Other Applicable Document”). The Agreement, and each Other Applicable Document (a) has been (or will when executed by the Shareholder be) duly and validly executed by the Shareholder to the extent the Shareholder is a party to such agreement or document, and (b) constitutes a valid and binding obligation of the Shareholder, enforceable against the Shareholder in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors, and to general equitable principles.

12.	No Violation. Neither the execution, delivery or performance of the Agreement or of any Other Applicable Agreement executed by the Shareholder, nor the consummation of the transactions contemplated by the Purchase Agreement or by any Other Applicable Document, will directly or indirectly: (a) result in any violation or breach of any agreement or other instrument to which the Shareholder is a party or by which the Shareholder or any of the Shares is bound or affected; or (b) result in a violation of any Legal Requirement or order to which the Shareholder or any of the Shares is subject. No authorization, consent or approval of, or notice to, any Person is required to be obtained or given by the Shareholder in connection with the execution, delivery or performance of the Agreement or of any Other Applicable Document.

EXHIBIT D2

REPRESENTATIONS

Capitalized terms used herein and not otherwise defined shall have the meaning attached to such terms in the Agreement to which Exhibit D2 is attached.

The Shareholder understands that the Shares have not been registered under the Securities Act. The Shareholder also understands that the Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon the Shareholder’s representations contained in the Agreement, including this Exhibit D2. The Shareholder hereby represents and warrants as follows:

1.	The Shareholder Bears Economic Risk. The Shareholder has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. The Shareholder must bear the economic risk of this investment indefinitely unless the Shares are registered pursuant to the Securities Act, or an exemption from registration is available. The Shareholder understands that there is no assurance that the Shares would be registered pursuant to the Agreement or that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow the Shareholder to transfer all or any portion of the Shares under the circumstances, in the amounts or at the times the Shareholder might propose.

2.	Acquisition for Own Account. The Shareholder is acquiring the Shares for The Shareholder’s own account for investment only, and not with a view towards their distribution.

3.	The Shareholder Can Protect Its Interest. The Shareholder represents that by reason of its, or of its management’s, business or financial experience, the Shareholder has the capacity to protect its own interests in connection with the transactions contemplated in the Agreement. Further, the Shareholder is aware of no publication of any advertisement in connection with the transactions contemplated in the Agreement.

4.	Acquiror Information. The Shareholder has received and read the Financial Statements and public filings of the Acquiror and has had an opportunity to discuss the Acquiror’s business, management and financial affairs with directors, officers and management of the Company and has had the opportunity to review the Company’s operations and facilities. The Shareholder has also had the opportunity to ask questions of and receive answers from, the Company and its management regarding the terms and conditions of this investment.

5.	Residence. If The Shareholder is an individual, then the Shareholder resides in the state or province identified in the address of the Shareholder set forth on the Questionnaire delivered by the Shareholder concurrently with the execution of the Agreement; if the Shareholder is a partnership, corporation, limited liability company or other entity, then the office or offices of the Shareholder in which its investment decision was made is located at the address or addresses of the Shareholder set forth on the Questionnaire delivered by the Shareholder concurrently with the execution of this Agreement.

6.

Foreign Investors. If The Shareholder is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), the Shareholder hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares or any use of the Agreement, including

(a) the legal requirements within its jurisdiction for the purchase of the Shares, (b) any foreign exchange restrictions applicable to such purchase, (c) any government or other consents that may need to be obtained, and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Shares. The Company’s offer and sale and the Shareholder’s subscription and payment for and continued beneficial ownership of the Shares will not violate any applicable securities or other laws of the Shareholder’s jurisdiction.

7.	Transfer Restrictions. Each Shareholder acknowledges and agrees that the Shares are subject to restrictions on transfer as set forth in the Agreement.

8.	Ownership. Immediately following the consummation of the transactions contemplated by the Purchase Agreement: (a) the number of Shares set forth next to the Shareholder’s name on Schedule A to the Agreement are the only outstanding shares of the capital stock of the Company beneficially owned by the Shareholder; (b) the Shareholder will have the sole power to vote all of the Shares at any meeting of the stockholders of the Company and the sole power to act by written consent with respect to the Shares in lieu of any such meeting; and (c) the Shareholder has not appointed or granted any proxy or entered into any agreement, contract, commitment or understanding with respect to any of the Shares.

9.	Due Authority; Binding Agreement. The Shareholder has the absolute and unrestricted right, power, authority and capacity to enter into, execute, deliver and perform all of his obligations under the Agreement, and under each other agreement, document or instrument referred to in or contemplated by the Purchase Agreement to which the Shareholder is or is to become a party or by which the Shareholder is otherwise bound, including the Escrow Agreement (each such other agreement, document or instrument being referred to herein as an “Other Applicable Document”). The Agreement, and each Other Applicable Document (a) has been (or will when executed by the Shareholder be) duly and validly executed by the Shareholder to the extent the Shareholder is a party to such agreement or document, and (b) constitutes a valid and binding obligation of the Shareholder, enforceable against the Shareholder in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors, and to general equitable principles.

10.	No Violation. Neither the execution, delivery or performance of the Agreement or of any Other Applicable Agreement executed by the Shareholder, nor the consummation of the transactions contemplated by any Other Applicable Document, will directly or indirectly: (a) result in any violation or breach of any agreement or other instrument to which the Shareholder is a party or by which the Shareholder or any of the Shares is bound or affected; or (b) result in a violation of any Legal Requirement or order to which the Shareholder or any of the Shares is subject. No authorization, consent or approval of, or notice to, any Person is required to be obtained or given by the Shareholder in connection with the execution, delivery or performance of the Agreement or of any Other Applicable Document.

11.

Rule 144. The Shareholder understands that (a) the Shares being issued to the Shareholder in the Purchase are not being registered under the Act, but rather is being issued pursuant to an exemption from registration set forth in Regulation S under the Act; (b) such Shares will be “restricted securities” within the meaning of Regulation S and Rule 144 under the Act and may not be offered or sold within the United States or to or for the account or benefit of a U.S. Person as defined in Rule 902 of Regulation S (a “U.S. Person”) unless such offer or sale is registered under the Act or an exemption from registration is available; (c) hedging transactions involving Shares may not be conducted unless done in compliance with the Act; (d) Acquiror’s reliance on such exemption is predicated on the Shareholder’s representations set forth herein; (e) Acquiror is under no obligation to file a registration statement with respect to the Shares to be issued to the Shareholder, other than as set forth in the Agreement; (f) the provisions of Rule 144 under the Act will permit resale of the Shares to be issued to the Shareholder in the United States only under limited circumstances, and such Shares must be held by the Shareholder for at least one year before it can be resold pursuant to Rule 144 and then may be resold only in accordance with the requirements of the Rule; and (g) the issuance of such Shares has not been approved or reviewed by the SEC or by any other Governmental Body.

12.	General. The Shareholder: (a) is not a U.S. Person; (b) is not acquiring any Shares for the account or benefit of any U.S. Person; and (c) is not a “distributor” of securities (as defined in Regulation S) nor a dealer in securities.